FIRST NATIONAL BANK OF NEW HOLLAND

25 North Main Street

New Holland, Ohio 43145-1898

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR

May 30, 2001

The undersigned, having received notice of the Special Meeting of Shareholders of The First National Bank of New Holland, New Holland, Ohio to be held at 4:00 p.m., Wednesday, May 30, 2001, at the main office of the bank, located at 25 North Main Street, New Holland, Ohio, hereby designates and appoints Daniel L. Preston and Robert Peck, or either of them, as attorneys and proxies for the undersigned, with full power of substitution, to vote for and in the name of the undersigned all shares of the common stock of First National Bank of New Holland which the undersigned is entitled to vote at such Annual Meeting of Shareholders, or at any adjournment thereof, such proxies being directed to vote as specified below on the following proposal:

Management recommends a vote FOR the proposal.

Proposal 1: Election of Directors:

To elect the persons set forth below to the Board of directors until the next annual meeting of the shareholders and until their respective successors are elected and qualified:

Jack F. Alkire	Daniel L. Preston
John R. Bryan	Michael E. Putnam
Richard W. Kirkpatrick	Edgar A. Smith
Marty R. Mace

[ ] FOR ALL NOMINEES LISTED ABOVE

[ ] WITHHOLD AUTHORITY FOR ALL NOMINEES

[ ] WITHHOLD AUTHORITY FOR THE NOMINEES LISTED BELOW:

_____________________________________________

_____________________________________________

Proposal 2: To vote on the approval of the following Resolution:

"RESOLVED, that The First National Bank of New Holland reorganize into a holding company structure as described in the Proxy Statement/Prospectus and that the Plan and Agreement of Merger, dated as of April 10, 2001 by and among First National Bank of New Holland, Community First Financial Bancorp and, when formed, CFF Interim National Bank, together with the Agreement of Merger appended thereto as Appendix A, providing for the merger of The First National Bank of New Holland with and into CCF Interim National Bank, be, and they hereby are, approved, ratified, adopted and confirmed."

FOR______      AGAINST______      ABSTAIN______

If this Proxy is properly signed but one or more of the above ballots are not marked, such proxies are authorized to vote the shares represented by this proxy in accordance with their discretion. It is the present intention of such proxies to vote for the proposal to reorganize First National Bank of New Holland into a holding company structure and approve the Plan and Agreement of Merger and the Merger providing for such reorganization and to vote for election of directors as nominated herein, and in the best interest of First National Bank of New Holland, in the judgment of the proxies, concerning any other matters presented at the meeting.

The undersigned reserves the right to revoke this Proxy at any time until the Proxy is voted at the Special Meeting. The Proxy may be revoked by a later dated Proxy, by giving written notice to Community National at any time before the Proxy is voted, or in open meeting.

DATED:______________________	__________________________________
Signature

_________________________________	__________________________________
(Number of Shares)	Signature

(Please sign Proxy as your name appears on your stock certificate(s). Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.)

ALL FORMER PROXIES ARE HEREBY REVOKED

Please date, sign, and mail this proxy to the Proxy Committee, in care of The First National Bank of New Holland, 25 North Main Street, New Holland, Ohio 43145-0276. A pre-addressed envelope is enclosed.